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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 9, 2002


                         TELESOURCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                        0-2564                59-3738614
(State or other jurisdiction of   (Commission file number)     (IRS employer
incorporation or organization)                               identification no.)


                             860 Parkview Boulevard
                             Lombard, Illinois 60148
          (Address of principal executive offices, including zip code)

                                 (630) 620-4787
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

      On December 9, 2002, the Registrant entered into a Preferred Stock Subscription Agreement with Al Soor Consulting for Financial Management Co., W.L.L. ("Al Soor"), whereby Al Soor has agreed to purchase 4,000,000 shares of newly designated Series A Convertible Preferred Stock, at a purchase price of $1.50 per share of Series A Convertible Preferred Stock or a total amount of $6,000,000. The sale of the 4,000,000 shares of Series A Preferred Stock is to occur in two tranches of 2,000,000 shares each on or before December 16, 2002 and on or before March 3, 2003. The Registrant has received the proceeds of $3,000,000 from the first tranche on December 16, 2002 and has issued 2,000,000 shares of Series A Preferred Stock to Al Soor. When issued, the Series A Convertible Preferred Stock will be subject to the terms and conditions set forth in the Form of Certificate of Designations attached hereto as Exhibit 3.1 and incorporated herein by reference.

      On December 17, 2002, the Registrant issued a press release related to the Subscription Agreement and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements: Not Applicable.

(b)   Pro Forma Financial Information: Not Applicable.

(c)   Exhibits


            Exhibit 3.1 Form of Certificate of Designations of Series A Convertible Preferred Stock of Telesource International, Inc.

            Exhibit 4.1 Preferred Stock Subscription Agreement, dated as of December 9, 2002, by and between Telesource International, Inc. and Al Soor Consulting for Financial Management Co., W.L.L.

            Exhibit 99.1      Press Release issued December 16, 2002


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Telesource International, Inc.
                                                --------------------------------
                                                (Registrant)


                  Date   December 17, 2002      /s/ Bud Curley
                                                --------------------------------
                                                Bud Curley
                                                Chief Financial Officer